SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 21, 1998


                            Uroplasty, Inc.
            (Exact name of registrant as specified in its charter)


Minnesota                    000-20989            41-1719250
(State or other juris-	  	   (Commission File   		(IRS Employer
diction of incorporation)	   Number)              Identification No.)

2718 Summer Street N.E., Minneapolis, Minnesota   55413
(Address of principal executive offices)          (Zip Code)

Registrant`s telephone number, including area code:	(612) 378-1180

Not applicable
(Former name or former address, if changed since last report)




Item 5.    Other Events.


UROPLASTY, INC. ANNOUNCES PATENT INTERFERENCE ACTION


Tuesday, July 21, 1998

Uroplasty, Inc.("Uroplasty") Minneapolis, Minnesota, announced today that the United States Patent and Trademark Office ("USPTO") had informed Uroplasty that the USPTO will initiate an interference proceeding between Uroplasty and Advanced UroScience, Inc. ("AUI"), White Bear Lake, Minn., to determine which company was the first to invent carbon-coated micro beads for use in treating urinary incontinence.

Uroplasty expects that it could take the USPTO twenty-four months or more to reach a final decision concerning this matter. Although the USPTO originally granted the applicable patent to AUI, the interference proceeding may result in a determination that either Uroplasty or AUI is the proper holder, or that a patent should not have been granted.

An interference proceeding, like other patent litigation, can be complex, time-consuming and expensive.

Uroplasty's main product is Macroplastique, an injectable, solid silicone implant sold only outside the United States for the treatment of stress urinary incontinence in females, vesicoureteral reflux (back flow of urine from the bladder to the kidney) in children and incontinence in males due to prostate surgery.



                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UROPLASTY, INC.

Dated: July 21, 1998                     By: /s/ Daniel G. Holman
                                         Daniel G. Holman, President, CEO